As filed with the Securities and Exchange Commission on April 1, 2009

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Myriad Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3996918
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

320 Wakara Way, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 584-3600

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

Item 1.	Business	See “Summary,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary — Summary Historical Financial Data,” “Capitalization,” “Selected Historical Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business — Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Executive Compensation”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business — Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary” and “Dividend Policy”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements of Myriad Pharmaceuticals, Inc.” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements of Myriad Pharmaceuticals, Inc.” and the statements referenced therein

(a) List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Combined Financial Statements of Myriad Pharmaceuticals, Inc., and

(2)	Financial Statements of Myriad Pharmaceuticals, Inc., including Report of Independent Registered Public Accounting Firm

(b)	Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibit No.	Exhibit Description

*2.1	Form of Separation and Distribution Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

*3.1	Form of Amended and Restated Certificate of Incorporation of Myriad Pharmaceuticals, Inc. to be effective upon consummation of the separation.

*3.2	Form of Amended and Restated Bylaws of Myriad Pharmaceuticals, Inc. to be effective upon consummation of the separation.

*4.1	Form of Common Stock Certificate of Myriad Pharmaceuticals, Inc.

*10.1	Form of Sublease Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

*10.2	Form of Tax Sharing Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

*10.3	Form of Employee Matters Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

@10.4	License and Collaboration Agreement, dated November 19, 2003, by and among Myriad Genetics, Inc., Maxim Pharmaceuticals, Inc., and Cytovia, Inc. (now known as EpiCept Corporation) (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q of Myriad Genetics, Inc. for the quarter ended September 30, 2007 (File No. 0-26642) and incorporated herein by reference).

#10.5	License Agreement, effective as of January 20, 2009, between the University of North Carolina at Chapel Hill and Myriad Pharmaceuticals, Inc.

*10.6	Myriad Pharmaceuticals, Inc. 2009 Employee, Director and Consultant Stock Plan, and form of agreements thereunder.

*10.7	Myriad Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan.

*10.8	Form of Indemnification Agreement to be entered into between Myriad Pharmaceuticals, Inc. and its directors and officers.

*10.9	Myriad Pharmaceuticals, Inc. Director Compensation Policy.

99.1	Preliminary Information Statement of Myriad Pharmaceuticals, Inc., dated April 1, 2009.

*	To be filed by amendment.

@	Confidential treatment has been granted by the Commission as to certain portions of this exhibit.

#	Confidential treatment has been requested from the Commission as to certain portions of this exhibit.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MYRIAD PHARMACEUTICALS, INC.

By:	/s/ Adrian N. Hobden
Name: Adrian N. Hobden, Ph.D.
Title: President and Chief Executive Officer

Dated: April 1, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

*2.1	Form of Separation and Distribution Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

*3.1	Form of Amended and Restated Certificate of Incorporation of Myriad Pharmaceuticals, Inc. to be effective upon consummation of the separation.

*3.2	Form of Amended and Restated Bylaws of Myriad Pharmaceuticals, Inc. to be effective upon consummation of the separation.

*4.1	Form of Common Stock Certificate of Myriad Pharmaceuticals, Inc.

*10.1	Form of Sublease Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

*10.2	Form of Tax Sharing Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

*10.3	Form of Employee Matters Agreement by and between Myriad Pharmaceuticals, Inc. and Myriad Genetics, Inc.

@10.4	License and Collaboration Agreement, dated November 19, 2003, by and among Myriad Genetics, Inc., Maxim Pharmaceuticals, Inc., and Cytovia, Inc. (now known as EpiCept Corporation) (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q of Myriad Genetics, Inc. for the quarter ended September 30, 2007 (File No. 0-26642) and incorporated herein by reference).

#10.5	License Agreement, effective as of January 20, 2009, between the University of North Carolina at Chapel Hill and Myriad Pharmaceuticals, Inc.

*10.6	Myriad Pharmaceuticals, Inc. 2009 Employee, Director and Consultant Stock Plan, and form of agreements thereunder.

*10.7	Myriad Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan.

*10.8	Form of Indemnification Agreement to be entered into between Myriad Pharmaceuticals, Inc. and its directors and officers.

*10.9	Myriad Pharmaceuticals, Inc. Director Compensation Policy.

99.1	Preliminary Information Statement of Myriad Pharmaceuticals, Inc., dated April 1, 2009.

*	To be filed by amendment.

@	Confidential treatment has been granted by the Commission as to certain portions of this exhibit.

#	Confidential treatment has been requested from the Commission as to certain portions of this exhibit.

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